UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 5, 2024

Invivyd, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40703	85-1403134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road Suite 178
Waltham, Massachusetts		02451
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 781 819-0080

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	IVVD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 5, 2024, Tomas Heyman, a member of the Board of Directors of Invivyd, Inc. (the “Company”), informed the Company of his decision not to stand for re-election when his term expires at the Company’s 2024 annual meeting of stockholders.

Item 8.01 Other Events.

In connection with the issuance of the consent by the Company’s independent registered public accounting firm as part of the Company’s filing of a registration statement on Form S-3, the Company is refiling herewith as Exhibit 99.1 its consolidated financial statements that were previously included in its Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on March 23, 2023 (the “Form 10-K”), and the related report of the Company’s independent registered public accounting firm.

The consolidated financial statements filed herewith as Exhibit 99.1 are identical to those included in the Form 10-K, other than an update to Note 1 to the consolidated financial statements to disclose that, due to circumstances arising after the filing of the Form 10-K, there is now substantial doubt about the Company’s ability to continue as a going concern. The report of the Company’s independent registered public accounting firm included in Exhibit 99.1 also includes an explanatory paragraph noting the conclusion regarding substantial doubt about the Company’s ability to continue as a going concern. Other than as described in the preceding sentences, Exhibit 99.1 does not revise, modify, update or otherwise affect the Form 10-K, including the consolidated financial statements.

As described in the update to Note 1 to the consolidated financial statements included in Exhibit 99.1, subsequent to the original issuance of the consolidated financial statements for the year ended December 31, 2022 in the Form 10-K, the Company continued to spend according to its operating plan in 2023. Based on current operating plans and excluding any contribution from revenues or external financing, the Company believes that its existing cash and cash equivalents will be sufficient to fund its operating expenses and capital expenditure requirements into the fourth quarter of 2024. As such, excluding any contribution from revenues or external financing, the Company will not have sufficient cash and cash equivalents to fund its operating expenses and capital requirements beyond one year from the reissuance of the consolidated financial statements filed herewith as Exhibit 99.1, in connection with the Company’s filing of a registration statement on Form S-3 on February 9, 2024, and therefore, the Company has concluded that there is substantial doubt about its ability to continue as a going concern.

This Current Report on Form 8-K (this “Form 8-K”) is being filed only for the purposes described above, and all other information in the Form 10-K remains unchanged. In order to preserve the nature and character of the disclosures set forth in the Form 10-K, the items included in Exhibit 99.1 of this Form 8-K have been updated solely for the matters described above. No attempt has been made in this Form 8-K to reflect events or occurrences after the date of the filing of the Form 10-K, and it should not be read to modify or update other disclosures as presented in the Form 10-K. As a result, this Form 8-K should be read in conjunction with the Form 10-K and the Company’s filings made with the SEC subsequent to the filing of the Form 10-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
99.1	Financial Statements and Supplementary Data
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVYD, INC.
Date:	February 9, 2024	By:	/s/ William Duke, Jr.
William Duke, Jr. Chief Financial Officer (Principal Financial and Principal Accounting Officer)